SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                    -----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of Event Reported):
                                January 23, 2002

                    -----------------------------------------


                                 TELIGENT, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



                 000-23387                           54-1866562
           ----------------------          ------------------------------
          (Commission File Number)        (IRS Employer Identification No.)



                               460 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170
                    (Address of principal executive offices)
                                   (Zip Code)


        Registrant's telephone number, including area code (703) 326-4400

Item 5.  Other Events

On January 23, 2002, Teligent, Inc. (the "Company") issued a press release announcing that the Company's senior lending group supports a plan to utilize collateral proceeds to fund a successor company. The emergence of the successor company is subject to legal approvals, including those of the U.S. Bankruptcy Court and federal and state regulators, as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)      Exhibits

99.1    Press release, dated January 23, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TELIGENT, INC.


Dated:   January 29, 2002                       By: /s/ Stacy R. Dees
                                                   ----------------------
                                                Name:  Stacy R. Dees
                                                Title: Assistant Secretary

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
99.1                    Press release, dated January 23, 2002.


                                                                    EXHIBIT 99.1

Teligent Announces Lender Support for Fixed Wireless Successor Company

HERNDON, Va.--(BUSINESS WIRE)--Jan. 23, 2002--Teligent Inc., a provider of facilities-based fixed wireless services, announced today that Teligent's senior lending group supports a plan to utilize collateral proceeds to fund a successor company with the mission of providing fixed wireless services, including private line, transport, and wholesale services, in addition to resold services, in all of Teligent's 74 markets.

The successor company, expected to be directly or indirectly owned by Teligent's senior lenders, will be operated by Teligent's existing senior management team. The successor company is expected to have sufficient assets and funding to reach positive cash flow within approximately two years.

The emergence of the successor company is subject to legal approvals, including those of the U.S. Bankruptcy Court and federal and state regulators.

Jim Continenza, Teligent's current COO, is expected to assume the role of CEO of the successor company. "Our senior lenders have placed a vote of confidence in our approach and ability to leverage the assets and grow this business, " said Mr. Continenza. "We believe the new company will have sufficient financial resources to aggressively pursue a variety of service opportunities, particularly wholesale, that leverage the speed, flexibility, and cost advantages provided by our fixed wireless technology."

Teligent voluntarily filed for Chapter 11 bankruptcy on May 21, 2001, and is in the process of selling much of its retail related assets. Teligent recently announced the sale of assets of a subsidiary company, Executive Conference Inc., for approximately $60 million.

ABOUT TELIGENT

Based in Herndon, Virginia, Teligent, Inc. is a provider of fixed wireless broadband communications offering business customers facilities-based fixed wireless services, including private line, transport, and wholesale services, in addition to resold services. Teligent's offerings of regulated services are subject to all applicable regulatory and tariff approvals. For more information, visit the Teligent website at: www.teligent.com

Teligent is a registered trademark of Teligent, Inc.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that reflect the company's current views regarding future events. These forward-looking statements involve risks and uncertainties that could affect, among other things, the company's growth, operations, markets, products and services. The company cannot be sure that any of its expectations will be realized. Factors that may cause actual results, performance or achievement to differ materially from those contemplated by its forward looking statements include, without limitation: 1) the success of the company in negotiating with lenders and other creditors; 2) obtaining legal approvals, including those of the U.S. Bankruptcy Court, the FCC, DOJ, and state regulatory agencies; 3) the volatility of the market, including changes in the valuations of other telecommunications and fixed wireless telecommunications companies; 4) the company's ability to successfully implement its new business plan; 5) the ability of the company to hire or retain qualified personnel to operate its business; 6) the impact of changes in telecommunication laws and regulations; 7) the success the company has in gaining regulatory approval for its products and services, when required; 8) the ability of the company to adjust to rapid changes in technology and to prevent misappropriation of its technology; 9) the intensity of competition in the markets in which the company provides services and its ability to attract and retain a sufficient number of revenue-generating customers in such markets; 10) the reputational harm caused by a bankruptcy filing; 11) the company's ability to obtain access to new building locations; 12) general economic conditions and the condition of the financial markets, particularly within the communications and technology sectors which have historically been extremely volatile; and 13) other factors discussed in the company's filings with the Securities and Exchange Commission.